GRACO EXECUTIVE
                          LONG TERM INCENTIVE AGREEMENT
                             RESTRICTED STOCK AWARD


     This Agreement is made as of the 7th day of May, 2002,  between Graco Inc.,
a Minnesota corporation (the "Company"),  and                   (the "Employee")
                                              ------------------
pursuant to the Graco Inc. Stock Incentive Plan (the "Plan"). Unless otherwise defined herein, terms used herein shall have the meanings assigned to them under the Plan.


WITNESSETH:

     WHEREAS, the Management Organization and Compensation Committee of the Board of Directors (the "Committee"), in order to provide further incentive to the Employee to continue his service to the Company and to more closely align his interests with those of the shareholders, believes that it is appropriate to make an award of restricted Common Shares to the Employee; and

     WHEREAS, the Plan contemplates that a restricted stock award should be evidenced by a written agreement, executed by the Company and the Employee containing such restrictions, terms and conditions as may be required by the Plan and the Committee;

     NOW THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, the Employee and the Company hereby agree as follows:

1.   Award.
     ------

     The Company, effective as of the date of this Agreement, hereby grants to the Employee an award (the "Award") of Common Shares, $1.00 par value,
                                           ------
     of the Company ("Common Shares") subject to the restrictions, terms and conditions set forth below and in the Plan.

2.   Vesting of Stock.
     -----------------

     (a) The Common Shares awarded by this Agreement shall vest in the Employee as of the third anniversary of the date of this Agreement, except as otherwise provided herein.

     (b) In the event of a "Change of Control", the Award shall immediately vest in full. A "Change of Control" means:

          (i) acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of
               1934), (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) which results in the beneficial ownership by such Person of 25% or more of either

               A. the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or

               B. the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities");

               provided, however, that the following acquisitions will not result in a Change of Control:

                    (1)  an acquisition directly from the Company,

                    (2)  an acquisition by the Company,

                    (3) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company,

                    (4) an acquisition by any Person who is deemed to have beneficial ownership of the Company common stock or other Company voting securities owned immediately after said acquisition by the Trust Under the Will of Clarissa L. Gray ("Trust Person"), provided that such acquisition does not result in the beneficial ownership by such Person of 32% or more of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities, and provided further that for purposes of this Section 2, a Trust Person shall not be deemed to have beneficial ownership of the Company common stock or other Company voting securities owned by The Graco Foundation or any employee benefit plan of the Company, including without limitation the Graco Employee Retirement Plan and the Graco Employee Stock Ownership Plan,

                    (5) an acquisition by the Employee or any group that includes the Employee, or

                    (6)  an  acquisition  by  any  corporation   pursuant  to  a
                         transaction that complies with clauses (A), (B) and (C) of Section 2 (a)(iii) below; and

               provided, further, that if any Person's beneficial ownership of the Outstanding Company Common Stock or Outstanding Company Voting Securities is 25% or more as a result of a transaction described in clause (1) or (2) above, and such Person subsequently acquires beneficial ownership of additional Outstanding Company Common Stock or Outstanding Company Voting Securities as a result of a transaction other than that described in clause (1) or (2) above, such subsequent acquisition will be treated as an acquisition that causes such Person to own 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities and be deemed a Change of Control; and provided further, that in the event any acquisition or other
               -----------------
               transaction occurs which results in the beneficial ownership of 32% or more of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities by any Trust Person, the Incumbent Board may by majority vote increase the threshold beneficial ownership percentage to a percentage above 32% for any Trust Person; or

          (ii) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of said Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial membership on the Board occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii)The commencement or announcement of an intention to make a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a Person of 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities; or

          (iv) The approval by the shareholders of the Company of a reorganization, merger, consolidation or statutory exchange of Outstanding Company Common Stock or Outstanding Company Voting Securities or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which

               A. all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock or Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock or Outstanding Company Voting Securities,

               B. no Person [excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination] beneficially owns, directly or indirectly, 25% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and

               C. at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (v) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

          (vi) A Change of Control shall not be deemed to have occurred with respect to The Employee_ if:

               (A) the acquisition of the 25% or greater interest referred to in Section 2(b)(i) is by a group, acting in concert, that includes The Employee; or

               (B) if at least 25% of the then outstanding common stock or combined voting power of the then outstanding company voting securities (or voting equity interests) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company shall be beneficially owned, directly or indirectly, immediately after a reorganization, merger, consolidation, statutory share exchange, disposition of assets, liquidation or dissolution referred to in subsections (v) and (vi) of this Section 2(b) by a group, acting in concert, that includes the Employee.

     (c) Until the Common Shares awarded hereunder vest, the Employee acknowledges that he may not, and agrees that he shall not, transfer his rights to such Common Shares. Until Common Shares awarded hereunder vest, no attempt to transfer such Common Shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to such Common Shares.

3.   Termination.
     ------------

     (a) If the Employee: (i) is terminated by the Company for any reason other than gross and willful misconduct; (ii) quits or resigns because his compensation or benefits are reduced (other than reductions in benefits resulting from changes in Graco's employee benefit programs affecting officers generally), his responsibilities, duties or position are substantially diminished; (iii) retires in accordance with Section 3(c) below; or (iv) dies or becomes disabled (as determined under the Company's Long Term Disability Plan) before the vesting date under Section 2(a), then upon such event the Common Stock awarded by this Agreement shall vest.

     (b) If the Employee terminates employment with the Company for any other reason, including a termination by the Company for gross and willful misconduct, his rights to any unvested portion of this Award shall be immediately and irrevocably forfeited. For purposes of this Agreement, gross and willful misconduct includes wrongful appropriation of Company funds, serious violation of Company policy, breach of fiduciary duty or conviction of a felony.

     (c) If the Employee chooses to terminate his/her employment by retirement, which for purposes of this Agreement is defined as a voluntary termination after attaining age 55 with 10 years of service with the Company or after attaining age 65, the Common Stock award granted by this Agreement shall vest only in the event that: (i) the Employee has given written notice to the Chief Executive Officer of said intention to retire not less than six (6) months prior to the date of his/her proposed retirement; and (ii) the Chief Executive Officer, in his/her sole discretion and judgement, determines that termination of employment by retirement of the Employee is in the best interests of the Company. If the Chief Executive Officer does not so determine, the retirement shall be considered a termination subject to Section 3(b) above. If the Chief Executive Officer does so determine, he/she may allow, in his/her sole judgement and discretion, the termination by retirement to occur prior to the end of the six (6) month notice period.

4.   Issuance and Custody of Certificate.
     ------------------------------------

     (a) The Company shall cause to be issued one or more stock certificates, registered in the name of the Employee evidencing the restricted Common Shares awarded pursuant to Section 1. Each such certificate shall bear the following legend:

               The shares of stock represented by this certificate are subject to forfeiture and the transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including restrictions against transfer) contained in the Graco Inc. Long Term Stock Incentive Plan and an Agreement entered into between the registered owner of such shares and Graco Inc. A copy of the Plan and Agreement is on file in the office of the Secretary of Graco Inc., 88 11th Ave. N.E., Minneapolis, MN. 55413.

     (b) Each certificate issued pursuant to Section 4(a), together with the stock powers relating to such Common Shares, shall be deposited by the Company with the Secretary of the Company or a custodian designated by such Secretary. The Secretary or such custodian shall issue a receipt to the Employee evidencing the certificates held which are registered in the name of the Employee.

     (c) Promptly after any Common Shares vest pursuant to this Agreement, the Company shall cause to be issued certificates evidencing such Common Shares, free of the legend provided in Section 4(a) and shall cause such certificates to be delivered to the Employee (or he Employee's legal representatives, beneficiaries or heirs).

     (d) The Employee shall not be deemed for any purpose to be, or have rights as, a shareholder of the Company by virtue of the Award, until a stock certificate is issued therefor pursuant to Section 4(a).

5.   Agreements of The Employee.
     ---------------------------

     The Employee acknowledges and agrees that: (a) this Agreement is not a contract of employment and the terms of the Employee's employment shall not be affected in any way by this Agreement except as specifically provided in the Agreement; (b) the Award made by this Agreement shall not confer any legal rights upon the Employee for continuation of employment or interfere with or limit the right of the Company to terminate he Employee's employment at any time; (c) the Board may amend, suspend or terminate the Plan or any part thereof at any time provided that no amendment, suspension or termination shall be made or effected which would adversely affect any right of the Employee with respect to the Award made by this Agreement without the written consent of the Employee unless such amendment, termination or suspension is required by applicable law; and (e) the Employee shall not make an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, with respect to the Award.

6.   Legal Compliance Restrictions.
     ------------------------------

     The Company shall not be obligated to issue or deliver any certificates evidencing Common Shares awarded by this Agreement unless and until the Company is advised by its counsel that the issuance and delivery of such certificates are in compliance with all applicable laws, regulations of governmental authorities and the requirements of the New York Stock Exchange or any other exchange upon which Common Shares are traded.

     The Company shall not be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereinafter amended) or to take any other affirmative action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement. The Committee may require, as a condition of the issuance and delivery of such certificates and in order to ensure compliance with such laws, regulations and requirements, that the Employee make such agreements and representations as the Committee, in its sole discretion, deems necessary or desirable.

7.   Withholding Taxes.
     ------------------

     The Employee agrees to pay, or make arrangements reasonably satisfactory to the Company for the payment, to the Company of the amount of any taxes that the Company is required by law to withhold with respect to the Award made by this Agreement. Such payment shall be due on the date the Company is required to withhold such taxes. In the event that such payment is not made when due, the Company shall have the right (a) to retain, or sell within 10 days notice or such longer notice as may be required by applicable law, a sufficient number of the Common Shares subject to any Award made to the Employee in order to cover all or part of the amount required to be withheld; (b) to deduct, to the extent permitted by law, from any payment of any kind otherwise due to such person from the Company all or a part of the amount required to be withheld or (c) to pursue any other remedy at law or in equity. The Employee may satisfy any such tax obligation, in whole or in part, by: (i) electing to have the Company withhold Common Shares otherwise to be delivered with a fair market value equal to the amount of such tax obligation; or (ii) electing to surrender to the Company previously owned Common Shares with a fair market value equal to the amount of such tax obligation. The election must be made on or before the date that the amount of tax to be withheld is determined.

8.   Stock Splits, Recapitalizations, Acquisitions, etc.
     ---------------------------------------------------

     (a) In the event of any change in the number of outstanding Common Shares by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the number and kind of shares subject to this Award shall be appropriately adjusted. If changes in capitalization of the Company other than those referred to above shall occur, the Committee may, but need not, make such adjustments in the number and kind of shares available under this Award as the Committee may deem appropriate.

          To the extent permitted by applicable law, the Award of a Common Share shall be adjusted so that the Employee shall have the right to receive under the Award and subject to the Plan securities and other property (except regular quarterly cash dividends) with respect to the Award as a result of any stock dividend or split, special cash dividend, recapitalization, merger, consolidation, combination of shares or exchange of shares or similar corporate change or otherwise substantially similar to that the Employee would have received with respect to the Common Shares had the Employee owned the Common Shares free and clear of the restrictions under this Agreement. Unless the Committee otherwise determines, the Employee's right in respect of such securities and other property shall not vest until such Common Shares would have vested and no such securities or other property shall be issued or delivered until such Common Shares would be issued or delivered.

     (b) Unless the Committee otherwise determines, any securities and other property (except regular quarterly cash dividends) received by the Employee as a result of a corporate change described in Section 8(a) or otherwise with respect to a Common Share prior to the date such Common Share vests shall be promptly deposited with the Secretary or the custodian designated by the Secretary to be held in custody in accordance with Section 4(b) as though such securities and other property were part of such Common Share.

9.   Notices.
     --------

     Any notice which either party hereto or the Committee may be required or permitted to give to the other with respect to the Plan or this Agreement shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows:

     (a)  if to the Company:

          Graco Inc.
          P.O. Box 1441
          Minneapolis, MN  55440-1441
          Attention:  Vice President, Human Resources

     (b)  if to the Committee:

          Management Organization and Compensation Committee
          c/o Vice President, Human Resources
          Graco Inc.
          P.O. Box 1441
          Minneapolis, MN  55440-1441

     (c)  if to The Employee:

          Mr.
              ---------------------
          Graco Inc.
          P.O. Box 1441
          Minneapolis, MN  55440-1441

     or to such other address as the person to whom the notice is directed shall have designated in writing to others.

10.  Minnesota Law.
     --------------

     This Agreement is made and accepted in the State of Minnesota. The laws of the state of Minnesota shall control the interpretation and performance of the terms of the Plan and of this Agreement.

11.  Binding Effect.
     ---------------

     This Agreement shall be binding upon, and shall inure to the benefit of, the respective successors, assigns, heirs, executors, administrators and guardians of the parties hereto.

     IN WITNESS WHEREOF, the Company and the Employee have caused this Agreement to be executed and delivered, all as of the day and year first above written.


GRACO INC.                              EMPLOYEE



By:
   ----------------------------------   ----------------------------------------
David A. Roberts                        (print name)
President and Chief Executive Officer

       Schedule Identifying Restricted Stock Award Agreements Executed and Material Details in which Executed Agreements Differ from Agreement Copy Filed
                           Current as of June 28, 2002



        DATE                    NAME               SHARES
      -----------        -----------------         ------
      May 7, 2002          Steven Bauman            1500

      May 7, 2002          Dan Christian            1500

      May 7, 2002           James Graner            2500

      May 7, 2002           Dale Johnson            2500

      May 7, 2002        D. Christian Koch          2500

      May 7, 2002            David Lowe             2500

      May 7, 2002         Robert Mattison           1500

      May 7, 2002          Patrick McHale           2500

      May 7, 2002         Charles Rescorla          2500

      May 7, 2002           Mark Sheahan            2500

      May 7, 2002           Fred Sutter             2500